Exhibit 23.8

June 13, 2007

Wuxi PharmaTech (Cayman) Inc

288 FuTe ZhongLu

Waigaoqiao Free Trade Zone

Shanghai 200131, PRC

CONSENT OF THE PHARMACEUTICAL RESEARCH AND

MANUFACTURERS OF AMERICA

The Pharmaceutical Research and Manufacturers of America (“Company”) hereby consents to the references to the Company’s name in Wuxi PharmaTech (Cayman) Inc.’s Registration Statement on Form F-1 to be filed with the U.S. Securities and Exchange Commission. The Company also hereby consents to the filing of this letter as an exhibit to the Registration Statement.

THE PHARMACEUTICAL RESEARCH AND MANUFACTURERS OF AMERICA

/s/ Mark Grayson
Name:	Mark Grayson
Title:	Deputy Vice President